EXHIBIT 99.1

FOR IMMEDIATE RELEASE
Media and Investors:
Mary Ellen DeFrancesco
MetaMorphix, Inc
301-575-2515
ir@metamorphixinc.com
METAMORPHIX, INC., ANNOUNCES THE CLOSE OF ITS CANADIAN SUBSIDIARY
—Saskatoon subsidiary MetaMorphix Canada, Inc. cuts employees—
Beltsville, MD, October 18, 2005— MetaMorphix, Inc. of Beltsville, Maryland has announced that it is in the process of closing its Canadian subsidiary, MetaMorphix, Canada, Inc. located in Saskatoon, Saskatchewan Canada.
“While we regret having to take this action, we believe it is a necessary step in our drive to reduce operating costs. We appreciate all of the hard work and effort that our Canadian employees have brought to our immunopharmaceutical and growth factor technology platforms. They have been a wonderful addition to our team and we will greatly miss their efforts and our presence in Canada,” remarks, Edwin C. Quattlebaum, MetaMorphix, Inc.’s Chairman, CEO and President. “This reduction in workforce and the close of the Canadian facility will enable us to consolidate our Myostatin and other growth differentiation factor research efforts in our Beltsville headquarters while continuing our genomics research and development program at MMI Genomics, Inc., our Davis, California subsidiary.”
About MetaMorphix, Inc.
Founded in 1994 and based in Beltsville, MetaMorphix, Inc. is a privately held life sciences company that uses the code of life, DNA, to improve the global food supply and human health. In livestock, we help our customers produce higher quality, nutritious meat more efficiently; in companion animals, we aid our customers in verifying canine parentage and identifying breed make-up to better manage the health of their pets; and in healthcare, we discover and license targets to pharmaceutical companies that develop therapies for better management of metabolic and muscular degenerative diseases. For additional information, please visit www.metamorphixinc.com.
Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “intend,” “anticipate,” “should,” “planned,” “estimated,” and “potential,” among others. These forward-looking statements are based on MetaMorphix Inc.’s current expectations. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements. In order to comply with the terms of the safe harbor, MetaMorphix Inc. notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of MetaMorphix Inc.’s businesses include but are not limited to; (1) unproven use of scientific information to develop or commercialize products; and (2) other factors that might be described from time to time in MetaMorphix Inc.’s business plan and regulatory filings.